Exhibit (k)(6)

AMENDED AND RESTATED
SECURITY AGREEMENT

240 Greenwich Street, New York, New York 10286	August 2, 2021
(Banking Office)

FOR VALUE RECEIVED, and in order to induce THE BANK OF NEW YORK MELLON (the “Bank”), in its sole and absolute discretion, to make loans or otherwise extend credit at any time, and from time to time, to, or at the request of, CBRE CLARION GLOBAL REAL ESTATE INCOME FUND, as successor-by-name-change to ING CLARION GLOBAL REAL ESTATE INCOME FUND (the “Debtor”), whether the loans or credit so extended shall be absolute or contingent, the Debtor (jointly and severally, if more than one and whether executing the same or separate instruments) grants to the Bank, as security for all present or future obligations or liabilities of any and all kinds of the Debtor to the Bank, whether incurred by the Debtor as maker, indorser, drawer, acceptor, guarantor, accommodation party, counterparty, purchaser, seller, or otherwise, whether due or to become due, secured or unsecured, absolute or contingent, joint and/or several, and howsoever or whensoever acquired by the Bank, including in all cases, interest accruing thereon before or after the commencement of any insolvency, bankruptcy or reorganization proceeding by or against the Debtor whether or not such interest is an allowable claim in such proceeding and irrespective of the discharge or release of the Debtor in such proceeding (all of which are referred to collectively as the “Obligations”), a security interest in and a lien upon the personal property and fixtures of the Debtor or in which the Debtor has an interest wherever located and whether now or hereafter existing or now owned or hereafter acquired and whether or not subject to the Uniform Commercial Code of the State of New York as in effect from time to time (the “Code”) specified in Schedule A hereto, and also including all payments and distributions now or hereafter made thereon (whether constituting principal, interest or dividends and whether payable in cash or in property), and all replacements, exchanges and substitutions for, and all accessions and additions to, and all cash and non-cash products and proceeds of, all of the foregoing (all of which are referred to as the “Collateral”), it being understood and agreed that the Collateral secures all of the Obligations.

The Debtor agrees to deliver to the Bank whenever called for by it such additional collateral security of a kind and of a market value satisfactory to the Bank, so that there will, at all times, be with the Bank a margin of security for the payment of all Obligations which shall be satisfactory to it. In addition to the Bank’s security interest in the Collateral, it shall have, and the Debtor hereby grants to the Bank, a security interest and a lien for all the Obligations in and upon any personal property of the Debtor or in which the Debtor may have an interest which is now or may at any time hereafter come into the possession or control of the Bank, or of any third party acting on its behalf, whether for the express purpose of being used by the Bank as collateral security or held in custody or for any other or different purpose, including such personal property as may be in transit by mail or carrier for any purpose, or covered or affected by any documents in the Bank’s possession or control, or in the possession or control of any third party acting on its behalf (said additional personal property is also referred to as the “Collateral”). The Debtor hereby authorizes the Bank in its discretion, at any time, whether or not the Collateral is deemed by it to be adequate, to appropriate and apply upon any of the Obligations, whether or not due, the Collateral and to charge any of the Obligations against any balance of any account standing to the credit of the Debtor on the books and records of the Bank.

Upon failure of the Debtor to pay any Obligation upon demand or when becoming or made due, in accordance with its terms, the Bank shall have, in addition to all other rights and remedies allowed by law, the rights and remedies of a secured party under the Code and, without limiting the generality of the foregoing, the Bank may immediately, without demand of performance and without notice of intention to sell or otherwise dispose of or of the time or place of sale or other disposition or of redemption or other notice or demand whatsoever to the Debtor, all of which, to the extent permitted by law, are hereby expressly waived, and without advertisement, sell at public or private sale, grant options to purchase or otherwise realize upon the whole or from time to time any part of the Collateral. After deducting from the proceeds of any such sale or other disposition of the Collateral all expenses (including, but not limited to, reasonable attorneys’ fees and expenses and other expenses as set forth below), the Bank shall apply the residue of such proceeds toward the payment of any of the Obligations, in such order as the Bank shall elect, the Debtor remaining liable for any deficiency, plus interest thereon, remaining unpaid after such application. If notice of any sale or other disposition is required by law to be given, the Debtor hereby agrees that a notice sent at least five days before the time of any intended public sale or of the time after which any private sale or other disposition of the Collateral is to be made, shall be reasonable notice of such sale or other disposition. The Debtor also agrees to assemble the Collateral at such place or places as the Bank designates by written notice.

At any such sale or other disposition the Bank or any other person designated by the Bank may bid and may itself purchase the whole or any pait of the Collateral sold, free from any right of redemption on the part of the Debtor, which right, to the extent permitted by law, is hereby waived and released.

In addition, upon the failure of the Debtor to pay any Obligation upon demand or when becoming due or made due in accordance with its terms, the Bank is authorized at any time and from time to time to set off and apply any deposits or other indebtedness at any time held or as owing by the Bank for the credit or account of the Debtor against any and all obligations.

The Bank may, without any notice to the Debtor, in its discretion, whether or not any demand for payment of the Obligations has been made or any of the Obligations are due, in its name or in the name of the Debtor, demand, sue for, collect and receive any money or property at any time due, payable or receivable on or on account of or in exchange for, and may compromise, settle or extend the time of payment of, any of the demands or obligations represented by any of the Collateral, and may also exchange any of the Collateral for other property upon the reorganization, recapitalization or other readjustment of the issuer, maker or other person who is obligated on or otherwise has liabilities with respect to the Collateral, and in connection therewith may deposit any of the Collateral with any committee or depositary upon such terms as the Bank may in its discretion deem appropriate, and the Debtor does hereby constitute and appoint the Bank as the Debtor’s true and lawful attorney to compromise, settle or extend payment of said demands or obligations and exchange such Collateral as the Debtor might or could do personally; all without liability or responsibility for action herein authorized and taken or not taken in good faith. The Bank is entitled at any time in its discretion to notify an account debtor or the obligor on any instrument to make payment to it, regardless of whether or not the Debtor had been previously making collections on the Collateral, and the Bank may take possession or control of any proceeds of any of the Collateral. Upon request of the Bank the Debtor shall receive and hold all proceeds of the Collateral in trust for the Bank and not commingle any proceeds with any of its own funds and immediately deliver such proceeds to the Bank.

Without limiting the generality of any provision of this agreement and without limiting the Bank’s discretion to take any action, (i) the security interest and lien granted hereby are and shall be independent of and in addition to any right of set-off of the Bank with respect to the account referred to in Schedule A hereto, and (ii) in furtherance of the foregoing, the Bank has a continuing right not to honor drafts, checks, transfers or any other means or direction of withdrawal or transfer of any amounts credited to such account and may renew such account from time to time on such terms including at such rate(s) of interest and for such period(s) as the Bank in its sole discretion, shall elect on the date of such renewal.

The Debtor agrees that the Collateral secures, and further agrees to pay on demand, all expenses (including, but not limited to, reasonable attorneys’ fees and expenses and costs of any insurance and payment of taxes or other charges) of, or incidental to, the custody, care, sale or collection of, or realization upon, any of the Collateral, in any way relating to the enforcement or protection of the rights of the Bank hereunder, or arising out of or in connection with this agreement, the Obligations or any agreement executed by the Debtor in connection with the Obligations, whether or not litigation is commenced.

The Debtor agrees to mark its books and records as the Bank shall request in order to reflect the security interests and liens and the rights of the Bank granted herein, and the Bank may, in its sole discretion, take possession and control of the Collateral at any time, either prior to or subsequent to a demand for payment or a default under any of the Obligations. The Bank may, without any notice to or consent of the Debtor, in its discretion, and for its own benefit, lend, use, transfer or repledge to any third party as provided by law or as required pursuant to the rules of any securities, depository or clearing corporation or to the Federal Reserve Bank of New York all or any part of the Collateral by itself or commingled with the property of others, in bulk or otherwise. The Bank may, without any notice to or consent of the Debtor, sell, assign or transfer any of the Obligations (and any instruments evidencing the Obligations) and the Bank’s rights and duties hereunder, and may deliver the Collateral, or any part thereof, to the assignee or transferee of any of the Obligations, who shall become vested with all the rights, remedies, powers, security interests and liens herein given to the Bank in respect thereof; and the Bank shall thereafter be relieved and fully discharged from any liability or responsibility with respect to the Obligations and under this agreement.

The Bank may, without any notice to or consent of the Debtor, in its discretion, transfer, or cause to be transferred, all or any part of the Collateral to its name, or to the name of a nominee, vote the Collateral so transferred, and receive income and make or receive collections, including money, thereon and hold said income and collections as Collateral or apply said income and collections to any of the Obligations, the manner and distribution of the application to be made as the Bank shall elect.

Calls for Collateral, demand for payment or notice to the Debtor may be given by personal delivery, first class mail, overnight courier service, facsimile transmission or telephone at the address, facsimile number or telephone number set forth below, as the case may be, or such address, facsimile number or telephone number as the Debtor may hereafter specify for such purpose by notice to the Bank. Each such call for Collateral, demand for payment or notice shall be effective and deemed given, in the case of personal delivery or courier, upon delivery, in the case of first class mail, three days after having been deposited with the United States Postal Service, in the case of facsimile transmission, upon electronic confirmation of receipt or in the case of telephone, upon receipt. The Debtor agrees not to change its name, the jurisdiction of its incorporation, remove any records of the Debtor relating to any of the Collateral or move any of the Collateral without giving the Bank not less than thirty days’ prior written notice.

With respect to the Collateral, the Bank shall be under no duty to send notices, perform services, exercise any rights of collection, enforcement, conversion or exchange, vote, pay for insurance, taxes or other charges or take any action of any kind in connection with the management thereof and its only duty with respect thereto shall be to use reasonable care in its custody and preservation while in its possession or control, which shall not include any steps necessary to preserve, obtain, secure or acquire rights or property against or from any parties.

The Debtor authorizes the Bank, at the Debtor’s expense, to file one or more financing statements and amendments thereto to perfect the security interests granted herein and to take any actions necessary or appropriate to perfect (whether by filing, possession, control or otherwise) its security interest in the Collateral under any applicable law or regulation, and the Debtor agrees to do, file, record, make, execute and deliver all such acts, deeds, things, agreements, notices, instruments and financing statements as the Bank may request in order to perfect and enforce the rights of the Bank herein.

If at any time it is necessary in the opinion of counsel to the Bank that any or all of the securities held as Collateral (the “Pledged Securities”) be registered under the Securities Act of 1933, as amended, or that an indenture with respect thereto be qualified under the Trust Indenture Act of 1939, as amended, in order to permit the sale or other disposition of the Pledged Securities, the Debtor shall at the Bank’s request and at the expense of the Debtor use the best efforts of the Debtor promptly to cause the registration of the Pledged Securities and the qualification of such indenture and to continue such registration and qualification under such laws and in such jurisdictions and for as long as deemed appropriate by the Bank.

The Debtor hereby authorizes the Bank to date this agreement as of the date of the granting of any Obligation secured hereby and to complete any blank space herein (including any schedule hereto) according to the terms upon which said Obligation was granted and the terms upon which the security interests hereunder were granted.

The books and records of the Bank and any statements of account issued by the Bank shall be admissible in evidence in any action or proceeding arising out of, based upon or in any way connected to this agreement and shall constitute prima facie proof of the items therein set forth.

This agreement may not be amended, or compliance with its terms waived, orally or by course of dealing, but only by a writing signed by an authorized officer of the Bank.

No failure on the part of the Bank to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Bank of any right, remedy or power hereunder preclude any other or future exercise thereof or the exercise of any other right, remedy or power.

Each and every right, remedy and power hereby granted to the Bank or allowed it by law or other agreement shall be cumulative and not exclusive of any other right, remedy or power, and may be exercised by the Bank at any time and from time to time.

This agreement and the Collateral may be assigned by the Bank and its benefits and the benefits of the Collateral shall inure to the successors, indorsees and assigns of the Bank.

Unless otherwise defined or the text otherwise requires, all terms used herein shall have the meanings specified in the Code.

Every provision of this agreement is intended to be severable; if any term or provision of this agreement shall be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

Any notice to the Bank shall be effective only upon receipt by the Bank and if directed to the Bank at its banking office set forth above or any other address hereafter specified by written notice from the Bank to the Debtor.

This agreement amends, restates and replaces in its entirety, but does not constitute and is not intended to create a novation of, that certain security agreement previously executed by the Debtor in favor of the Bank in connection with loans made by the Bank to the Debtor which are evidenced by that certain Fifth Amended and Restated Master Promissory Note in the face amount of $400,000,000, as amended, modified or restated from time to time (the “Note”).

The Debtor represents and warrants on the date hereof, as to the following matters:

(a) The Debtor is a statutory trust duly organized, validly existing and in good standing under the Jaws of the state of its organization; that the execution delivery and performance of this agreement are within the Debtor’s powers and have been duly authorized by all necessary action; and that each person executing this agreement has the authority to execute and deliver this agreement on behalf of the Debtor.

(b) No consent, approval, order, license or filing or the taking of any other action by, of or with any governmental department, commission, board, bureau, instrumentality or agency is required as a condition to (i) the entry into, execution and delivery by the Debtor of this agreement, (ii) the granting of the security interest in and lien on the Collateral, (iii) the performance by the Debtor of its obligations under this agreement or (iv) the validity or enforceability of this agreement.

(c) This agreement has been duly executed and delivered by, and constitutes the valid and legally binding obligation of, the Debtor, enforceable against the Debtor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally.

(d) The entry into, execution and delivery by the Debtor of this agreement and the grant of the security interest and lien hereunder do not (i) violate any provision of any organizational, constitutive, operative, or governing document of the Debtor, (ii) violate any order, decree or judgment, or any provision of any statute, rule, treaty, convention or regulation, (iii) violate or conflict with, result in a breach of or constitute (with notice or lapse of time or both) a default under, any agreement, mortgage, indenture or contract to which the Debtor is a party or by which the Debtor or any of its properties or assets is bound, or (iv) result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon or security interest in any property or asset of the Debtor other than the security interest and lien granted to the Bank under this agreement.

(e) The Debtor is and will be the owner of the Collateral and has and will have the right to sell, transfer, pledge and/or grant a first priority security interest in the Collateral to the Bank and the Collateral is and will be free and clear of any claims, liens, charges, security interests and encumbrances except as permitted in writing by the Bank. Any information furnished to the Bank regarding the Collateral is and will be true and correct and complete in all material respects when furnished to the Bank.

Each request for an advance under the Note shall be deemed to be a representation and warranty by the Debtor on the date of such advance as the matters set forth in sub-paragraphs (a)-(e) of the preceding paragraph.

THIS AGREEMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY, AND CONSTRUED AND INTERPRETED AND ALL RIGHTS AND OBLIGATIONS HEREUNDER DETERMINED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

THE DEBTOR SUBMITS TO THE JURISDICTION OF STATE AND FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN AND THE CITY AND STATE OF NEW YORK IN PERSONAM AND AGREES THAT ALL ACTIONS AND PROCEEDINGS RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT SHALL BE LITIGATED ONLY IN SAID COURTS OR IN COURTS LOCATED ELSEWHERE AS THE BANK MAY SELECT AND THAT SUCH COURTS ARE CONVENIENT FORUMS AND WAIVES PERSONAL SERVICE UPON IT AND CONSENTS TO SERVICE OF PROCESS OUT OF SAID COURTS BY MAILING A COPY THEREOF TO IT BY REGISTERED OR CERTIFIED MAIL.

THE DEBTOR WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

CBRE CLARION GLOBAL REAL ESTATE INCOME FUND
Address:
By:	/s/ Jonathan A. Blome	201 King of Prussia Road, Suite 600
Name:	Jonathan A. Blome	Radnor, PA 19087
Title:	Chief Financial Officer	Attention:	Jonathan A. Blome
		Telephone:	610-995-7341
Facsimile:

SCHEDULE A

TO

SECURITY AGREEMENT

EXECUTED BY

CBRE CLARION GLOBAL REAL ESTATE INCOME FUND

DATED

Property specifically included as “Collateral” for purposes of the within Security Agreement:

All of the Debtor’s right, title and interest in and to the following safekeeping and/or custody account(s) and any demand deposit account(s) established in connection with such safekeeping and/or custody account(s) (together with any successor account(s), the “Account(s)”):

Custody account in the name of Debtor maintained at the Bank and designated as account number(s) [         ];

All property from time to time held in or credited to the Account(s), whether now held or hereafter acquired and transferred into or credited to the Account(s), including, without limitation, all monies, bills, bonds, notes, obligations, securities, commercial paper, instruments or other investment prope1ty and financial assets of any nature held in or credited to the Account(s), together with all payments and distributions now or hereafter made thereon (whether constituting principal, interest or dividends and whether payable in cash or property); all sums now or hereafter deposited in, and all sums due or to become due on (whether as interest, dividends or otherwise), the Account(s); all rights (contractual or otherwise) now or hereafter arising under, connected with or in any way related to the foregoing items of Collateral including all securities entitlements with respect thereto; all claims (including the right to sue or otherwise recover such claims) against third parties now or hereafter arising under, connected with or in any way related to the foregoing items of Collateral; and all additions thereto and all substitutions, exchanges as replacements therefore, and all products and proceeds thereof.